Exhibit 10.7

Execution Version

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2.  The confidential portions of this exhibit have been omitted and are marked accordingly.  The confidential portions have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

SUPPLEMENT
to the
Loan and Security Agreement
dated as of April 29, 2013
between
MeetMe, Inc. (“Borrower”)
and
Venture Lending & Leasing VI, Inc. (“VLL6”)
and
Venture Lending & Leasing VII, Inc. (“VLL7”)
(each of VLL6 and VLL7, as “Lender”)

This is a Supplement identified in the document entitled Loan and Security Agreement, dated as of April 29, 2013 (as amended, restated, supplemented and modified from time to time, the “Loan and Security Agreement”), by and between Borrower and Lender.  All capitalized terms used in this Supplement and not otherwise defined in this Supplement have the meanings ascribed to them in Article 10 of the Loan and Security Agreement, which is incorporated in its entirety into this Supplement.  In the event of any inconsistency between the provisions of, or definitions in, that document and this Supplement, this Supplement is controlling.

The parties are entering into this single Supplement to the Loan and Security Agreement for convenience, and this Supplement is and shall be interpreted for all purposes as separate and distinct agreements between Borrower and VLL6, on the one hand, and Borrower and VLL7, on the other hand, and nothing in this Supplement shall be deemed a joint venture, partnership or other association between VLL6 and VLL7.  Each reference in this Supplement to “Lender” shall mean and refer to each of VLL6 and VLL7, singly and independent of one another.  Without limiting the generality of the foregoing, the Commitment, covenants and other obligations of “Lender” under the Loan and Security Agreement, as supplemented hereby, are several and not joint obligations of VLL6 and VLL7, and all rights and remedies of “Lender” under the Loan and Security Agreement, as supplemented hereby, may be exercised by VLL6 and/or VLL7 independently of one another.

In addition to the provisions of the Loan and Security Agreement, the parties agree as follows:

Part 1. - Additional Definitions:

“Commitment” means, as the context may require, the VLL6 Commitment or the VLL7 Commitment.  Each Lender’s Commitment is several and not joint with the Commitment of the other Lender.

“Designated Rate” means a fixed rate of interest per annum equal eleven percent (11.00%).

“Growth Capital Loan” means any Loan requested by Borrower and funded by Lender under its Commitment for purposes of financing Borrower’s general corporate purposes.

“Loan” or “Loans” mean, as the context may require, individually a Growth Capital Loan, and collectively, the Growth Capital Loans.

“Termination Date” means the earlier of (i) the date Lender may terminate making Loans or extending other credit pursuant to the rights of Lender under Article 7 of the Loan and Security Agreement, or (ii)(A) with respect to the First Tranche of Lender’s Commitment, April 30, 2013, (B) with respect to the Second Tranche of Lender’s Commitment, November 30, 2013, and (C) with respect to the Third Tranche of Lender’s Commitment, February 28, 2014.

“Threshold Amount”: One Hundred Thousand Dollars ($100,000).

“VLL6 Commitment”:  Subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement, VLL6 commits to make Growth Capital Loans to Borrower up to the aggregate original principal amount of Four Million Dollars ($4,000,000).  The VLL6 Commitment shall be divided into three tranches in the following amounts:  (i)  Two Million Five Hundred Thousand Dollars ($2,500,000), which shall be referred to herein as the “First Tranche” of the VLL6 Commitment; (ii) Seven Hundred Fifty Thousand Dollars ($750,000), which shall be referred to herein as the “Second Tranche” of the VLL6 Commitment and (iii) Seven Hundred Fifty Thousand Dollars ($750,000), which shall be referred to herein as the “Third Tranche” of the VLL6 Commitment.

“VLL7 Commitment”:  Subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement, VLL7 commits to make Growth Capital Loans to Borrower up to the aggregate original principal amount of Four Million Dollars ($4,000,000).  The VLL7 Commitment shall be divided into three tranches in the following amounts:  (i)  Two Million Five Hundred Thousand Dollars ($2,500,000), which shall be referred to herein as the “First Tranche” of the VLL7 Commitment; (ii) Seven Hundred Fifty Thousand Dollars ($750,000), which shall be referred to herein as the “Second Tranche” of the VLL7 Commitment and (iii) Seven Hundred Fifty Thousand Dollars ($750,000), which shall be referred to herein as the “Third Tranche” of the VLL7 Commitment.

Part 2. - Additional Covenants and Conditions:

1.             Growth Capital Loan Commitment; Funding of Growth Capital Loans.

(a)           Additional Condition Precedent regarding First Tranche; Funding of Growth Capital Loan thereunder.  In addition to the satisfaction of all the other conditions precedent specified in Article 4 of the Loan and Security Agreement and this Supplement, Lender’s obligation to fund the Growth Capital Loan under the First Tranche of its Commitment is subject to receipt by Lender of evidence that Borrower’s Board of Directors has approved Borrower’s entry into the Loan Documents (the “First Tranche Milestone”).  Subject to the foregoing and the other conditions precedent specified in Article 4 of the Loan and Security Agreement and this Supplement, Lender agrees to make a Growth Capital Loan to Borrower under the First Tranche of its Commitment from the date Borrower satisfies the First Tranche Milestone up to and including the applicable Termination Date in an original principal amount up to but not exceeding the First Tranche of Lender’s Commitment.

(b)           Additional Conditions Precedent regarding Second Tranche; Funding of Growth Capital Loan thereunder. In addition to the satisfaction of all the other conditions precedent specified in Section 4.2 of the Loan and Security Agreement and this Supplement, Lender’s obligation to fund the Growth Capital Loan under the Second Tranche of its Commitment is subject to: (i) Borrower having achieved Borrower’s Q1/13-Q3/13 revenue plan ($[**]); and (ii) Borrower having achieved Borrower’s Q1/13-Q3/13 net operating expense plan ($[**]) (the “Second Tranche Milestones”).  Lender and Borrower acknowledge and agree that the Second Tranche Milestones will be determined based on Borrower’s unaudited financial statements.  Subject to the foregoing and the other conditions precedent specified in Article 4 of the Loan and Security Agreement and this Supplement, Lender agrees to make a Growth Capital Loan to Borrower under the Second Tranche of its Commitment from the date Borrower satisfies the Second Tranche Milestones up to and including the applicable Termination Date in an original principal amount up to but not exceeding the Second Tranche of Lender’s Commitment.

(c)           Additional Conditions Precedent regarding Third Tranche; Funding of Growth Capital Loan thereunder. In addition to the satisfaction of all the other conditions precedent specified in Section 4.2 of the Loan and Security Agreement and this Supplement, Lender’s obligation to fund the Growth Capital Loan under the Third Tranche of its Commitment is subject to: (i) Borrower having achieved Borrower’s 2013 revenue plan ($[**]); (ii) Borrower having achieved Borrower’s 2013 net operating expense plan ($[**]) (the “Third Tranche Milestones”).  Lender and Borrower acknowledge and agree that the Third Tranche Milestones may be determined based on Borrower’s unaudited financial statements. Subject to the foregoing and the other conditions precedent specified in Article 4 of the Loan and Security Agreement and this Supplement, Lender agrees to make a Growth Capital Loan to Borrower under the Third Tranche of its Commitment from the date Borrower satisfies the Third Tranche Milestones up to and including the applicable Termination Date in an original principal amount up to but not exceeding the Third Tranche of Lender’s Commitment.

**           CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(d)           Minimum Funding Amount.  Except to the extent the remaining Growth Capital Loan Commitment is a lesser amount, any Growth Capital Loans requested by Borrower to be made on a single Business Day shall be for a minimum aggregate original principal amount of One Hundred Thousand Dollars ($100,000).

2.            Maximum Number of Borrowing Requests.  Borrower shall not submit a Borrowing Request more frequently than once each calendar month.

3.            Repayment of Loans.  Principal of and interest on each Growth Capital Loan shall be payable as set forth in a Note (substantially in the form of Exhibit “A” hereto) evidencing such Loan, which Note shall provide substantially as follows:  principal and interest at the Designated Rate shall be fully amortized over a period of thirty (30) months in equal, monthly installments, commencing after an initial 6-month period of interest-only monthly payments at the Designated Rate.  In particular, on the Borrowing Date applicable to the Growth Capital Loan evidenced by such Note, Borrower shall pay to Lender (i) if the Borrowing Date is not the first day of the month, interest only at the Designated Rate, in advance, on the outstanding principal balance of the Loan evidenced by such Note, for the period from such Borrowing Date through the last day of the calendar month in which such Borrowing Date occurs, and (ii) the first interest-only installment at the Designated Rate, in advance, on the outstanding principal balance of the Note for the ensuing month.  Commencing on the first day of the second full month after the Borrowing Date and continuing on the first day of each of the third, fourth, fifth and sixth full months thereafter, Borrower shall pay to Lender interest at the Designated Rate, in advance, on the outstanding principal balance of the Note evidencing such Loan for the ensuing month.  Commencing on the first day of the seventh full month after the Borrowing Date, and continuing on the first day of each consecutive calendar month thereafter, Borrower shall pay to Lender principal, plus interest at the Designated Rate, in advance, in thirty (30) equal consecutive monthly installments.

4.            Prepayment.  No Loan funded pursuant to the Loan and Security Agreement and this Supplement may be prepaid, except as provided in this Section 4.

(a)           Prepayment at any Time. Borrower may prepay all, but not less than all, of the Loans constituting a single tranche funded pursuant to the Loan and Security Agreement and this Supplement in whole, but not in part, at any time by tendering to each Lender cash payment in respect of the Loans for such tranche in an amount equal to the sum of: (i) all accrued and unpaid interest on such Loans as of the date of prepayment; and (ii) an amount equal to the total amount of all scheduled but unpaid payments that would have accrued and been payable from the date of prepayment through the stated maturity of the Loans had they remained outstanding and been paid in accordance with the terms of the related Note(s).

(b)           Prepayment after Twelve Payments.  Notwithstanding anything to the contrary in Section 4(a), so long as no Event of Default has then occurred and is continuing, at any time after Borrower has made at least twelve (12) consecutive payments with respect to all of the Loans constituting a single tranche funded pursuant to the Loan and Security Agreement and this Supplement, Borrower may prepay all, but not less than all, such Loans in whole but not in part, by tendering to each Lender cash payment in respect of the Loans for such tranche in an amount equal to the sum of:  (i) all accrued and unpaid interest on such Loans as of the date of prepayment; (ii) all outstanding principal balances of such Loans as of the date of prepayment; and (iii) an amount equal to eighty percent (80%) of all interest that would have accrued and been payable from the date of prepayment through the stated date of maturity of the Loans had they remained outstanding and been paid in accordance with the terms of the related Notes, in each case, as such amounts are determined by such Lender.

(c)           Prepayment after Twenty-Four Payments.  Notwithstanding anything to the contrary in Section 4(a) and Section 4(b), so long as no Event of Default has then occurred and is continuing, at any time after Borrower has made at least twenty-four (24) consecutive payments with respect to all of the Loans constituting a single tranche funded pursuant to the Loan and Security Agreement and this Supplement, Borrower may prepay all, but not less than all, such Loans in whole but not in part, by tendering to each Lender cash payment in respect of the Loans for such tranche in an amount equal to the sum of:  (i) all accrued and unpaid interest on such Loans as of the date of prepayment; (ii) all outstanding principal balances of such Loans as of the date of prepayment; and (iii) an amount equal to seventy percent (70%) of all interest that would have accrued and been payable from the date of prepayment through the stated date of maturity of the Loans had they remained outstanding and been paid in accordance with the terms of the related Notes, in each case, as such amounts are determined by such Lender.

(d)           Prepayment if Lender Fails or Refuses to Fund a Loan.  Notwithstanding anything to the contrary in Section 4(a), if prior to the Termination Date Borrower satisfies all of the conditions precedent with respect to the funding of a Loan and Lenders fail or refuse to make such Loan then Borrower may prepay all, but not less than all, outstanding Loans funded pursuant to the Loan and Security Agreement and this Supplement in whole, but not in part, at any time from the date of such failure or refusal up to the date which is sixty (60) days thereafter by tendering to each Lender cash payment in respect of such Lender’s outstanding Loans in an amount equal to the sum of: (i) all accrued and unpaid interest on such outstanding Loans as of the date of prepayment; and (ii) all outstanding principal balances of such outstanding Loans as of the date of prepayment, in each case, as such amounts are reasonably determined by such Lender.

5.           Issuance of Warrants.  As additional consideration for the making of the VLL6 Commitment: VLL6 has earned and is entitled to receive immediately upon the execution of the Loan and Security Agreement and this Supplement, a warrant instrument issued by Borrower (the “VLL6 Warrant”); and (b) VLL7 has earned and is entitled to receive immediately upon the execution of the Loan and Security Agreement and this Supplement, a warrant instrument issued by Borrower (the “VLL7 Warrant” and together with the VLL6 Warrant, the “Warrants”).  The Warrants shall be substantially in the form of Exhibit “D” attached hereto.  Borrower acknowledges that:  (i) VLL6 has assigned its rights to receive the VLL6 Warrant to its parent, Venture Lending & Leasing VI, LLC, and in connection therewith, Borrower shall issue the VLL6 Warrant directly to Venture Lending & Leasing VI, LLC; and (ii) VLL7 has assigned its rights to receive the VLL7 Warrant to its parent, Venture Lending & Leasing VII, LLC, and in connection therewith, Borrower shall issue the VLL7 Warrant directly to Venture Lending & Leasing VII, LLC.  Lender shall furnish to Borrower a copy of the agreement in which such Lender assigned its Warrant to its parent.

6.           Payment of Commitment Fee.  As an additional condition precedent under Section 4.1 of the Loan and Security Agreement, Lender shall have completed to its satisfaction its due diligence review of Borrower's business and financial condition and prospects, and Lender’s investment committee shall have approved its Commitment.  If this condition is not satisfied, the Forty Thousand Dollars ($40,000) commitment fee (the “Commitment Fee”) previously paid by Borrower shall be refunded.  VLL6 agrees that with respect to the initial Growth Capital Loan advanced under its Commitment, on the Borrowing Date applicable to such Loan, VLL6 shall credit against the payments due from Borrower on such date in respect of such Loan an amount equal to Twenty Thousand Dollars ($20,000).  VLL7 agrees that with respect to the initial Growth Capital Loan advanced under its Commitment, on the Borrowing Date applicable to such Loan, VLL7 shall credit against the payments due from Borrower on such date in respect of such Loan an amount equal to Twenty Thousand Dollars ($20,000).  Except as set forth in this Section 6, the Commitment Fee is not refundable.

7.           Documentation Fee Payment.  Pursuant to Section 9.8(a) of the Loan and Security Agreement, Borrower shall pay Lender, as soon as reasonably practical after the Closing Date, the total amount of Lender’s actual costs and expenses incurred in connection with the preparation and negotiation of the Loan Documents, including legal fees, plus actual filing fees incurred by Lender or its counsel related to perfection of the Liens granted under the Loan and Security Agreement.

8.           Borrower’s Account and Wire Transfer Instructions:

Institution Name	Comerica Bank
Address	226 Airport Parkway, Suite 100, M/C 4348 San Jose, CA 95110
ABA No.	[**]
Contact Name	[**]
Phone No.	[**]
E-mail	[**]
Account Title	MeetMe, Inc.
Account No.	[**]

**           CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

9.           Debits to Account for ACH Transfers.  For purposes of Section 2.2 and 5.10 of the Loan and Security Agreement, the Primary Operating Account shall be the bank account set forth in Section 8 above, unless and until such account is changed in accordance with Section 5.10 of the Loan and Security Agreement.  Borrower hereby agrees that Loans will be advanced to the account specified above and regularly scheduled payments of principal and interest will be automatically debited from the same account.

10           Covenants regarding Bank Accounts at Wells Fargo Bank and Silicon Valley Bank.  Borrower and Lender hereby agree that Borrower shall maintain a balance of no more than $25,000 in each of its deposit accounts at Chase Bank, Wells Fargo Bank and Silicon Valley Bank; provided, however, Borrower may maintain a balance of more than $25,000 in any deposit account at Chase Bank, Wells Fargo Bank and Silicon Valley Bank if, prior to the balance exceeding $25,000, a deposit account control agreement in a form acceptable to Lender is entered into by and among Borrower, Lender and such depository institution.  Borrower shall report its compliance with the foregoing covenant on a monthly basis as part of the Compliance Certificate furnished to Lender.  In reliance on Borrower’s covenants set forth in this Section 10, Lender hereby waives the requirements of Sections 4.1(f), 4.2(e) and 6.11 of the Loan and Security Agreement and agrees that Borrower shall not be obligated to cause to be delivered to Lender an account control agreement for Borrower’s deposit accounts at Chase Bank, Wells Fargo Bank and Silicon Valley Bank so long each such account has a balance of no more than $25,000.  In addition to the foregoing, in accordance with Section 6.11 of the Loan and Security Agreement the Borrower may maintain more than $25,000 in any Deposit Account exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees without a deposit account control agreement.

Part 3. - Additional Representations:

Borrower represents and warrants that as of the Closing Date and each Borrowing Date:

a)	Its chief executive office is located at: 100 Union Square Drive, New Hope, PA 18938.

b)	The majority of its Equipment is located at: Equinix Operating Co., Inc., 275 Hartz Way, Secaucus, NJ 07094.

c)	Its Inventory is located at: N/A.

d)	Its Records are located at: 100 Union Square Drive, New Hope, PA 18938.

e)	In addition to its chief executive office, Borrower maintains offices or operates its business at the following locations: 132 W. 36th Street, 9th Floor, New York, NY 10018.

f)
Other than its current, full corporate name and Social Theater, Borrower has conducted business under the following corporate name(s), or using the following trade names or fictitious business names:  Myyearbook.com; Insider Guides, LLC; Que Pasa.

g)	Borrower’s Delaware state corporation I.D. number is: 4944683.

h)	Borrower’s federal tax identification number is: 86-0879433.

i)	In addition to the Primary Operating Account identified in Section 8, Borrower maintains the following Deposit Accounts and investment/securities accounts:

Institution Name	Comerica Bank
Address	226 Airport Parkway, Suite 100, M/C 4348 San Jose, CA 95110
ABA No.	[**]
Contact Name	[**]
Phone No.	[**]
Email	[**]
Account Title	MeetMe, Inc.
Account No.	[**]
Account No.	[**]

Institution Name	Wells Fargo Bank
Address	336 W Bridge Street, New Hope, PA 18938
ABA No.	[**]
Phone No.	[**]
Account Title	MeetMe, Inc.
Account No.	[**] [**]

Institution Name	Chase Bank
Address	4470 North Lake Blvd, Palm Beach Gardens, FL 33410
ABA No.	[**]
Contact Name	[**]
Phone No.	[**]
Email	[**]
Account Title	MeetMe, Inc.
Account No.	[**] [**]

**           CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Institution Name	Silicon Valley Bank
Address	360 Interlocken Crescent, Suite 600, Broomfield, CO 80021
ABA No.	[**]
Contact Name	[**]
Phone No.	[**]
Email	[**]
Account Title	MeetMe, Inc.
Account No.	[**]

Institution Name	American Express TRS
Address	4315 South 2700 West, Salt Lake City, UT 84184
Phone No.	[**]
Account Title	MeetMe, Inc.
Account No.	[**]

Part 4. - Additional Loan Documents:

Form of Promissory Note	Exhibit “A”
Form of Borrowing Request	Exhibit “B”
Form of Compliance Certificate	Exhibit “C”
Form of Warrant	Exhibit “D”
Form of Landlord Waiver	Exhibit “E”
Form of Intellectual Property Security Agreement	Exhibit “F”

Remainder of this page intentionally left blank; signature page follows

**           CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

[Signature page to Supplement]

IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written.

BORROWER:

MEETME, INC.

	By:	/s/ Geoffrey Cook
	Name:	Geoffrey Cook
	Title:	Chief Executive Officer

Address for Notices:	100 Union Square Drive
New Hope, PA 18938
Attn: General Counsel
Fax # (215) 933-6882
Phone # (215) 862-1162

LENDER:

VENTURE LENDING & LEASING VI, INC.

	By:	/s/ Jay Cohan
	Name:	Jay Cohan
	Title:	Vice President

Address for Notices:	104 La Mesa Dr., Suite 102
Portola Valley, CA 94028
Attn: Chief Financial Officer
Fax # 650-234-4343
Phone # 650-234-4300

LENDER:

VENTURE LENDING & LEASING VII, INC.

	By:	/s/ Jay Cohan
	Name:	Jay Cohan
	Title:	Vice President

Address for Notices:	104 La Mesa Dr., Suite 102
Portola Valley, CA 94028
Attn: Chief Financial Officer
Fax # 650-234-4343
Phone # 650-234-4300

EXHIBIT “A”

FORM OF PROMISSORY NOTE

[Note No. X-XXX]

$____________________	____________________, 201_
Portola Valley, California

The undersigned (“Borrower”) promises to pay to the order of VENTURE LENDING & LEASING [VI/VII], INC., a Maryland corporation (“Lender”) at its office at 104 La Mesa Dr., Suite 102, Portola Valley, CA 94028, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of ______________________________ Dollars ($__________), with Basic Interest thereon from the date hereof until maturity, whether scheduled or accelerated, at a fixed rate per annum equal to eleven percent (11.00%) (the “Designated Rate”), except as otherwise provided herein, according to the payment schedule described herein.

This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan and Security Agreement dated as of April 29, 2013, between Borrower and Lender (as supplemented, amended and modified from time to time, the “Loan Agreement”).  Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement.  The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.

Principal of and interest on this Note shall be payable as follows:

On the Borrowing Date, Borrower shall pay [(i) if the Borrowing Date is not the first day of the month, interest only at the Designated Rate, on the outstanding principal balance of this Note for the period from the Borrowing Date through  [the last day of the same month]; and (ii)] the first interest-only installment at the Designated Rate, in advance, on the outstanding principal balance of this Note for the month of [date of first regular interest-only installment] in the amount of _______________________ Dollars ($__________).

Commencing on [the first day of the second full month after the Borrowing Date], and continuing on the first day of each of the third, fourth, fifth and sixth full months thereafter, Borrower shall pay, in advance, interest only at the Designated Rate on the principal balance outstanding hereunder, in the amount of __________________ Dollars ($__________) each.

Commencing on [the first day of the seventh full month after the Borrowing Date], and continuing on the first day of each consecutive month thereafter, Borrower shall pay principal and interest at the Designated Rate, in advance, in thirty (30) equal consecutive monthly installments of ______________________________ Dollars ($__________) each.

This Note may be prepaid only as permitted under Section 4 of Part 2 of the Supplement to the Loan Agreement.

Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the Default Rate.  Borrower shall pay such interest on demand.

Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used.  In no event shall Borrower be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

If Borrower is late in making any payment under this Note by more than five (5) Business Days, Borrower agrees to pay a “late charge” of five percent (5%) of the installment due, but not less than fifty dollars ($50.00) for any one such delinquent payment.  This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts.  Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments.  Borrower further agrees that proof of actual damages would be costly and inconvenient.  Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or any of the other Loan Documents or from exercising any other rights and remedies of Lender.

This Note shall be governed by, and construed in accordance with, the laws of the State of California, excluding those laws that direct the application of the laws of another jurisdiction.

MEETME, INC.

By:
Name:
Title:

EXHIBIT “B”

FORM OF BORROWING REQUEST

[Date]

Venture Lending & Leasing [VI/VII], Inc.
104 La Mesa Dr., Suite 102
Portola Valley, CA 94028

Re:	MeetMe, Inc.

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement, dated as of April 29, 2013 (as supplemented, amended and modified from time to time, the “Loan Agreement”, the capitalized terms used herein as defined therein), between Venture Lending & Leasing [VI/VII], Inc. (“VLL”) and MeetMe, Inc. (the “Company”).

The undersigned is the _____________________ of the Company, and hereby requests on behalf of the Company a Loan(s) under the Loan Agreement, and in that connection certifies as follows:

1.           The amount of the proposed Loan is ___________________________ and __/100 Dollars ($______________).  The Borrowing Date of the proposed Loan is ___________ __, 20_____.

2.           As of this date, no Default or Event of Default has occurred and is continuing, or will result from the making of the proposed Loan, the representations and warranties of the Company contained in Article 3 of the Loan Agreement and Part 3 of the Supplement are true and correct, and the applicable conditions precedent described in Article 4 of the Loan Agreement and Part 2 of the Supplement have been met.

3.           No event that has had or could reasonably be expected to have a Material Adverse Change has occurred.

4.           The Company’s most recent business plan and/or financial projections dated ____________, as approved by the Company’s Board of Directors on _______________, are enclosed herewith in the event such business plan and/or financial projections has (or have) not been previously provided to VLL.

Remainder of this page intentionally left blank; signature page follows

The Company shall notify you promptly before the funding of the Loan if any of the matters to which I have certified above shall not be true and correct on the Borrowing Date.

Very truly yours,

MEETME, INC.

By:
Name:
Title:*

* Must be executed by Company’s Chief Financial Officer or other executive officer.

EXHIBIT “C”

FORM OF
COMPLIANCE CERTIFICATE

Venture Lending & Leasing VI, Inc.
Venture Lending & Leasing VII, Inc.
104 La Mesa Dr., Suite 102
Portola Valley, CA 94028

Re:            MeetMe, Inc.

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement, dated as of April 29, 2013 (as the same have been and may be supplemented, amended and modified from time to time, the “Loan Agreement”, the capitalized terms used herein as defined therein), between MeetMe, Inc. (the “Company”) and each of Venture Lending & Leasing VI, Inc. and Venture Lending & Leasing VII, Inc.

The undersigned authorized representative of the Company hereby certifies that in accordance with the terms and conditions of the Loan Agreement, (i) no Default or Event of Default has occurred and is continuing as of the date hereof, and (ii) the Company is in complete compliance for the financial reporting period ending ___________ with all required financial reporting under the Loan Agreement, except as noted below.  Attached herewith are the required documents supporting the foregoing certification.  The undersigned further certifies that the accompanying financial statements have been prepared in accordance with Generally Accepted Accounting Principles, and are consistent from one period to the next, except as explained below.

Indicate compliance status by circling Yes/No under “Complies”

Please provide the following requested information and
indicate compliance status by circling Yes/No under “Included”:

REPORTING REQUIREMENT	REQUIRED	INCLUDED

Interim Financial Statements	Quarterly within 45 days	YES / NO

Operating Budgets, 409(A) Valuations & Capitalization Tables	As modified	YES / NO

Annual Financial Statements	contemporaneously with delivery to Board of Directors	YES / NO

Balances of the Company’s Bank accounts at Chase Bank, Wells Fargo Bank and Silicon Valley Bank:	less than $25,000 per account	YES / NO

	Name of Institution	Account Number	Balance less than $25,000?	Complies
1.)	_______________________	______________________	YES / NO	YES / NO
2.)	_______________________	_______________________	YES / NO	YES / NO
3.)	_______________________	_______________________	YES / NO	YES / NO
4.)	________________________	_______________________	YES / NO	YES / NO
5.)	________________________	_______________________	YES / NO	YES / NO

Date of most recent Board-approved budget/plan:  ____________________
Any change in budget/plan since version most recently delivered to Lender?  YES/NO
If YES, please attach

Date of most recent capitalization table:  ____________________

Any substantive changes in capitalization table since version most recently delivered to Lender?  YES/NO
If YES, please attach a copy of latest capitalization table

Any Patents, Trademarks and Copyrights granted Quarterly within 30 days YES / NO by the U.S. Patent & Trademark Office
or U.S. Copyright Office
during the quarter ending ______________?  YES/NO
               If YES, please list by application/registration number and title

Has there been any new financing since the last Compliance Certificate submitted?  YES/NO
If “YES” then please complete information below each time this Compliance Certificate is furnished to Lender

Date Closed: ______________   Per Share Price:  $_________________
Amount Raised: _______________Post Money Valuation: _____________

ACCOUNT CONTROL AGREEMENTS

Pursuant to Section 6.11 of the Loan Agreement, the Company represents and warrants that: (i) as of the date hereof, it maintains only those deposit and investment accounts set forth below; and (ii) a control agreement has been executed and delivered to Lender with respect to each such account [Note: If the Company has established any new account(s) since the date of the last compliance certificate, please so indicate].

Deposit Accounts

	Name of Institution	Account Number	Control Agt. In place?	Complies	New Account
1.)	_______________________	______________________	YES / NO	YES / NO	YES / NO
2.)	_______________________	_______________________	YES / NO	YES / NO	YES / NO
3.)	_______________________	_______________________	YES / NO	YES / NO	YES / NO
4.)	________________________	_______________________	YES / NO	YES / NO	YES / NO

Investment Accounts

	Name of Institution	Account Number	Control Agt. In place?	Complies	New Account
1.)	_______________________	______________________	YES / NO	YES / NO	YES / NO
2.)	_______________________	_______________________	YES / NO	YES / NO	YES / NO
3.)	_______________________	_______________________	YES / NO	YES / NO	YES / NO
4.)	________________________	_______________________	YES / NO	YES / NO	YES / NO

AGREEMENTS WITH PERSONS IN POSSESSION OF TANGIBLE COLLATERAL

Pursuant to Section 5.9(e) of the Loan Agreement, the Company represents and warrants that: (i) as of the date hereof, tangible Collateral is located at the addresses set forth below; and (ii) to the extent required by Section 5.9(e) of the Loan Agreement, a Waiver has been executed and delivered to Lender, or such Waiver has been waived by Lender, with respect to each such location [Note: If the Company has located Collateral at any new location since the date of the last compliance certificate, please so indicate].

	Location of Collateral	Value of Collateral at such Locations	Waiver In place?	Complies?	New Location?
1.)	_______________________	$______________________	YES / NO	YES / NO	YES / NO
2.)	_______________________	$_______________________	YES / NO	YES / NO	YES / NO
3.)	_______________________	$_______________________	YES / NO	YES / NO	YES / NO
4.)	________________________	$_______________________	YES / NO	YES / NO	YES / NO

EXPLANATIONS

Very truly yours,

MEETME, INC.

By:
Name:
Title:*

* Must be executed by Company’s Chief Financial Officer or other executive officer.

EXHIBIT “D”

FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE AND DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Date of Issuance:  April 29, 2013

WARRANT TO PURCHASE

SHARES OF COMMON STOCK OF

MEETME, INC.

(Void after February 28, 2024)

This certifies that VENTURE LENDING & LEASING [VI/VII], LLC, a Delaware limited liability company, or assigns (“Holder”), for value received, is entitled to purchase from MEETME, INC., a Delaware corporation (“Company”), the Applicable Number (hereinafter defined) of fully paid and nonassessable shares of Company’s common stock (the “Stock”), for cash, at a purchase price per share hereinafter determined (the “Stock Purchase Price”).  Holder may also exercise this Warrant on a cashless or “net issuance” basis under certain circumstances as described in Section 1(b) below, and this Warrant shall be deemed to have been exercised in full on such basis on the Expiration Date (hereinafter defined), to the extent not fully exercised prior to such date.  This Warrant is issued in connection with that certain Loan and Security Agreement and Supplement thereto, both of even date herewith (as the same may be amended, restated, supplemented or modified from time to time, the “Loan Agreement” and the “Supplement” respectively, between Company, as borrower, and Holder’s subsidiary, Venture Lending & Leasing VI, Inc., as lender (“Lender”). Capitalized terms used herein and not otherwise defined in this Warrant shall have the meanings ascribed to them in the Loan Agreement and the Supplement, unless the context would otherwise require.

The “Applicable Number” of shares of Stock purchasable hereunder shall be the number obtained by dividing (A) $400,000 (the “Coverage Amount”), provided that the Coverage Amount automatically shall be increased from $400,000 to $500,000 on the Borrowing Date of the Loan funded to Company by Lender under the First Tranche of Lender’s Commitment, provided, further, that the Coverage Amount automatically shall be increased from $500,000 to $650,000 on the Borrowing Date of the Loan funded to Company by Lender under the Second Tranche of Lender’s Commitment, provided, further, that the Coverage Amount automatically shall be increased by $150,000 (from $650,000 to $800,000 if the areforementioned Second Tranche increase occurred, or from $500,000 to $650,000 if the aforementioned Second Tranche increase did not occur) on the Borrowing Date of the Loan funded to Company by Lender under the Third Tranche of Lender’s Commitment, by (B) the Stock Purchase Price.

The Stock Purchase Price shall be equal to, at Holder’s option, the lowest of (i) $1.96 and (ii) the price per share of the Stock issued in the next equity placement of Company’s Stock to occur after the Closing Date, provided, however, that any conversion of the note dated March 21, 2013 issued to Meet Moi, LLC by Company, shall not serve as an equity placement (“Equity Placement Price”) and provided that, so long as the Stock is listed for trading on the NYSE MKT (the “NYSE”) or an exchange or quotation system with a rule substantially similar to Rule 312.03 of the NYSE Listed Company Manual then, notwithstanding anything to the contrary contained herein if, at any time, the Applicable Number then issued upon exercise of this Warrant (including any shares of capital stock or rights to acquire shares of capital stock issued by the Company which are aggregated or integrated with the Stock issued or issuable upon conversion of the Warrant for purposes of such rule) shall not exceed 19.99% of the Outstanding Common Amount (as hereinafter defined).  “Outstanding Common Amount” means (i) the Stock outstanding on the earliest date of issuance of the Warrant or any shares of capital stock or rights to acquire shares of capital stock issued by the Company which are aggregated or integrated with the Stock issued or issuable upon exercise of the Warrant for purposes of such rule plus (ii) any additional shares of Stock issued thereafter in respect of such shares pursuant to a stock dividend, stock split or similar event.  If in any case the Applicable Number includes a fraction, the fraction shall be rounded down to the closest integral number.  In addition, if Holder chooses for the Stock Purchase Price to be equal to the Equity Placement Price then Holder also shall be entitled to receive (as calculated in relation to the Coverage Amount) any options, warrants, or other convertible securities or similar consideration issued or delivered to investors who purchased Stock in connection with such next equity placement.

This Warrant may be exercised at any time or from time to time up to and including 5:00 p.m. (Pacific Time) on February 28, 2024 (the “Expiration Date”), upon surrender to Company at its principal office at 100 Union Square Drive, New Hope, PA 18938 (or at such other location as Company may advise Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly completed and signed and upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof.  The Stock Purchase Price and the number of shares purchasable hereunder are subject to further adjustment as provided in Section 4 of this Warrant

This Warrant is subject to the following terms and conditions:

1.	Exercise; Issuance of Certificates; Payment for Shares.

(a)           Unless an election is made pursuant to clause (b) of this Section 1, this Warrant shall be exercisable at the option of Holder, at any time or from time to time, on or before the Expiration Date for all or any portion of the shares of Stock (but not for a fraction of a share) which may be purchased hereunder for the Stock Purchase Price multiplied by the number of shares to be purchased.  Company agrees that the shares of Stock purchased under this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which the Form of Subscription attached hereto shall have been delivered and payment made for such shares.  Subject to the provisions of Section 2, certificates for the shares of Stock so purchased, together with any other securities or property to which Holder is entitled upon such exercise, shall be delivered to Holder by Company, at Company’s expense, within a reasonable time after the rights represented by this Warrant have been so exercised.  Except as provided in clause (b) of this Section 1, in case of a purchase of less than all the shares which may be purchased under this Warrant, Company shall cancel this Warrant and execute and deliver a new warrant or warrants of like tenor for the balance of the shares purchasable under this Warrant surrendered upon such purchase to Holder within a reasonable time.  Each stock certificate so delivered shall be in such denominations of Stock as may be requested by Holder and shall be registered in the name of Holder or such other name as shall be designated by Holder, subject to the limitations contained in Section 2.

(b)           Holder, in lieu of exercising this Warrant by the cash payment of the Stock Purchase Price pursuant to clause (a) of this Section 1, may elect, at any time on or before the Expiration Date, to surrender this Warrant and receive that number of shares of Stock computed using the following formula:

Where:	X	=	the number of shares of Stock to be issued to Holder.

Y	=
the number of shares of Stock that Holder would otherwise have been entitled to purchase hereunder pursuant to Section 1(a) (or such lesser number of shares as Holder may designate in the case of a partial exercise of this Warrant).

A	=	the Per Share Price (as defined in Section 1(c) below) of one (1) share of Stock at the time the net issuance election under this Section 1(b) is made.

B	=	the Stock Purchase Price then in effect.

Election to exercise under this Section 1(b) may be made by delivering a signed form of subscription to Company via facsimile, to be followed by delivery of this Warrant.  Notwithstanding anything to the contrary contained in this Warrant, if as of the close of business on the last business day preceding the Expiration Date this Warrant remains unexercised as to all or a portion of the shares of Stock purchasable hereunder, then effective as 9:00 a.m. (Eastern Standard Time) on the Expiration Date, Holder shall be deemed, automatically and without need for notice to Company, to have elected to exercise this Warrant in full pursuant to the provisions of this Section 1(b), and upon surrender of this Warrant shall be entitled to receive that number of shares of Stock computed using the above formula, provided that the application of such formula as of the Expiration Date yields a positive number for “X”.

(c)           For purposes of Section 1(b), “Per Share Price” means:

(i)           If Company’s common stock is traded on a securities exchange or actively traded over-the-counter:

(1)           If Company’s common stock is traded on a securities exchange, the Per Share Price shall be deemed to be the closing price of Company’s common stock as quoted on any exchange, as published on Yahoo! Finance (or a successor thereto or equivalent publisher) for the trading day immediately prior to the date of Holder’s election hereunder.

(2)           If Company’s common stock is actively traded over-the-counter, the Per Share Price shall be deemed to be the closing bid or sales price, whichever is applicable, of Company’s common stock for the trading day immediately prior to the date of the Holder’s election hereunder.

(ii)           If (i) is not applicable, the Per Share Price shall be determined in good faith by the Board of Directors of Company based on relevant facts and circumstances at the time of the net exercise under Section 1(b), including in the case of a Change of Control (as defined in Section 4.3(a) hereof), the consideration receivable by the holders of the Stock in such Change of Control and the liquidation preference (including any declared but unpaid dividends), if any, then applicable to the Stock.

2.           Limitation on Transfer.

(a)           This Warrant and the Stock shall not be transferable except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act.  Each holder of this Warrant or the Stock issuable hereunder will cause any proposed transferee of the Warrant or Stock to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

(b)           Each certificate representing (i) this Warrant, (ii) the Stock and (iii) any other securities issued in respect of the Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of this Section 2 or unless such securities have been registered under the Securities Act or sold under Rule 144) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE AND DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(c)           Holder and each person to whom this Warrant is subsequently transferred represents and warrants to Company (by acceptance of such transfer) that it will not transfer this Warrant or securities issuable upon exercise hereof, except pursuant to (i) an effective registration statement under the Securities Act, (ii) Rule 144 under the Securities Act (or any other rule under the Securities Act relating to the disposition of securities), or (iii) an opinion of counsel, reasonably satisfactory to counsel for Company, that an exemption from such registration is available.

3.           Shares to be Fully Paid; Reservation of Shares. Company covenants and agrees that all shares of Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof.  Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.  Company will take all such action as may be necessary to assure that such shares of Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Stock may be listed.  Company will not take any action which would result in any adjustment of the Stock Purchase Price (as described in Section 4 hereof) (i) if the total number of shares of Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Stock then outstanding and all shares of Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Stock then authorized by Company’s Certificate of Incorporation, or (ii) if the par value per share of the Stock would exceed the Stock Purchase Price.

4.           Adjustment of Stock Purchase Price and Number of Shares.  The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4.  Upon each adjustment of the Stock Purchase Price, Holder shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

4.1           Subdivision or Combination of Stock.  In case Company shall at any time subdivide its outstanding shares of Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Stock of Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

4.2           Dividends in Stock or Property, Reclassification.  If at any time or from time to time the holders of Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

(a)           Stock, or any shares of stock or other securities whether or not such securities are at any time directly or indirectly convertible into or exchangeable for Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

(b)           any cash paid or payable otherwise than as a cash dividend, or

(c)           Stock or other or additional stock or other securities or property (including cash) by way of spin off, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of  Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 4.1 above), then and in each such case, Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise had it been the holder of record of such Stock as of the date on which holders of Stock received or became entitled to receive such shares and/or all other additional stock and other securities and property.

4.3           Change of Control. In the event of a Change of Control (as hereinafter defined) that occurs on or before the date which is three years after the Closing Date, this Warrant shall be automatically exchanged for a number of shares of Company’s securities, such number of shares being equal to the maximum number of shares issuable pursuant to the terms hereof (after taking into account all adjustments described herein) had Holder elected to exercise this Warrant immediately prior to the closing of such Change of Control and purchased all such shares pursuant to the cash exercise provision set forth in Section 1(a) hereof (as opposed to the cashless exercise provision set forth in Section 1(b)).  Company acknowledges and agrees that Holder shall not be required to make any payment (cash or otherwise) for such shares as consideration for their issuance pursuant to the terms of the preceding sentence.  “Change of Control” shall mean any sale, exclusive license or other disposition of all or substantially all of the assets of Company, or any merger or other transaction involving Company where the holders of Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction and where the price of Company’s securities in the transaction is less than the Stock Purchase Price.  This Warrant shall terminate upon Holder’s receipt of the number of shares of Company’s equity securities described in this Section 4.3.

4.4           Intentionally Omitted.

4.5           Notice of Adjustment.  Upon any adjustment of the Stock Purchase Price, and/or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of Company.  The notice, which may be substantially in the form of Exhibit “A” attached hereto, shall be signed by Company’s chief financial officer and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.6           Other Notices.  If at any time:

(a)           Company shall declare any cash dividend upon its Stock;

(b)           Company shall declare any dividend upon its Stock payable in stock or make any special dividend or other distribution to the holders of its Stock;

(c)           Company shall offer for subscription pro rata to the holders of its Stock any additional shares of stock of any class or other rights;

(d)           there shall be any capital reorganization or reclassification of the capital stock of Company, or consolidation or merger of Company with, or sale of all or substantially all of its assets to, another entity;

(e)           there shall be a voluntary or involuntary dissolution, liquidation or winding-up of Company; or

(f)           Company shall take or propose to take any other action, notice of which is actually provided to holders of the Stock;

then, in any one or more of said cases, Company shall give, by first class mail, postage prepaid, addressed to Holder of this Warrant at the address of such Holder as shown on the books of Company, (i) at least 20 days’ prior written notice of the date on which the books of Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action, at least 20 days’ written notice of the date when the same shall take place.  Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Stock shall be entitled thereto.  Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Stock shall be entitled to exchange their Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action as the case may be.

4.7           Certain Events.  If any change in the outstanding Stock of Company or any other event occurs as to which the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly effect the adjustments to this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors of Company shall make in good faith an adjustment in the number and class of shares issuable under this Warrant, the Stock Purchase Price and/or the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.  The adjustment shall be such as will give Holder of this Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as Holder would have owned had this Warrant been exercised prior to the event and had Holder continued to hold such shares until after the event requiring adjustment.

5.           Issue Tax.  The issuance of certificates for shares of Stock upon the exercise of this Warrant shall be made without charge to Holder of this Warrant for any issue tax in respect thereof; provided, however, that Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of this Warrant being exercised.

6.           Closing of Books.   Except as required by applicable law, Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7.           No Voting or Dividend Rights; Limitation of Liability.  Nothing contained in this Warrant shall be construed as conferring upon Holder hereof the right to vote or to consent as a stockholder in respect of meetings of stockholders for the election of directors of Company or any other matters or any rights whatsoever as a stockholder of Company.  No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.  No provisions hereof, in the absence of affirmative action by Holder to purchase shares of  Stock, and no mere enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of Company, whether such liability is asserted by Company or by its creditors.

8.            Intentionally Omitted.

9.            Intentionally Omitted.

10.          Rights and Obligations Survive Exercise of Warrant.  The rights and obligations of Company, of Holder of this Warrant and of the holder of shares of Stock issued upon exercise of this Warrant, contained in Sections 6 and 9 shall survive the exercise of this Warrant.

11.          Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

12.          Notices.  Any notice, request or other document required or permitted to be given or delivered to Holder or Company shall be deemed to have been given (i) upon receipt if delivered personally or by courier (ii) upon confirmation of receipt if by facsimile or (iii) three business days after deposit in the US mail, with postage prepaid and certified or registered, to each such Holder at its address as shown on the books of Company or to Company at the address indicated therefor in the first paragraph of this Warrant.

13.          Binding Effect on Successors.  All of the obligations of Company relating to the Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant.  All of the covenants and agreements of Company shall inure to the benefit of the permitted successors and assigns of Holder hereof.

14.          Descriptive Headings and Governing Law.  The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

15.          Lost Warrants or Stock Certificates.  Company represents and warrants to Holder hereof that upon receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

16.          Fractional Shares.  No fractional shares shall be issued upon exercise of this Warrant.  Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

17.          Representations of Holder.  With respect to this Warrant, Holder represents and warrants to Company as follows:

17.1           Experience.  It is experienced in evaluating and investing in companies engaged in businesses similar to that of Company;  it understands that investment in this Warrant involves substantial risks; it has made detailed inquiries concerning Company, its business and services, its officers and its personnel; the officers of Company have made available to Holder any and all written information it has requested; the officers of Company have answered to Holder’s satisfaction all inquiries made by it; in making this investment it has relied upon information made available to it by Company; and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in Company and it is able to bear the economic risk of that investment.

17.2           Investment.  It is acquiring this Warrant for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof.  It understands that this Warrant and the shares of Stock issuable upon exercise hereof have not been registered under the Securities Act, nor qualified under applicable state securities laws.

17.3           Rule 144.  It acknowledges that this Warrant and the Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

17.4           Access to Data.  It has had an opportunity to discuss Company’s business, management and financial affairs with Company’s management and has had the opportunity to inspect Company’s facilities.

17.5           Accredited Investor. It is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

18.           Additional Representations and Covenants of Company.  Company hereby represents, warrants and agrees as follows:

18.1           Corporate Power.  Company has all requisite corporate power and corporate authority to issue this Warrant and to carry out and perform its obligations hereunder.

18.2           Authorization.  All corporate action on the part of Company, its directors and stockholders necessary for the authorization, execution, delivery and performance by Company of this Warrant has been taken.  This Warrant is a valid and binding obligation of Company, enforceable against Company in accordance with its terms (except as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity).

18.3           Offering.  Subject to the truth and accuracy of Holder’s representations set forth in Section 17 hereof, the offer, issuance and sale of this Warrant by Company to Holder is, and the issuance of Stock to Holder upon exercise of this Warrant will be, exempt from the registration requirements of the Securities Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

18.4           Stock Issuance.  Upon exercise of this Warrant, Company will use commercially reasonable efforts to cause stock certificates representing the shares of Stock purchased pursuant to the exercise to be issued in the names of Holder, its nominees or assignees, as appropriate at the time of such exercise.

18.5           Certificates and By-Laws.  Company has provided Holder with true and complete copies of Company’s Certificate of Incorporation, By-Laws, and each Certificate of Designation or other charter document setting, forth any rights, preferences and privileges of Company’s capital stock, each as amended and in effect on the date of issuance of this Warrant.

18.6           Financial and Other Reports.  From time to time up to the earlier of the Expiration Date or the complete exercise of this Warrant, Company shall furnish to Holder (i) upon delivery to Company’s Board of Directors, as of the close of each fiscal year of Company, an audited balance sheet and statement of changes in financial position at and as of the end of such fiscal year, together with an audited statement of income for such fiscal year; and (ii) within 45 days after the close of each fiscal quarter of Company, an unaudited balance sheet and statement of cash flows at and as of the end of such quarter, together with an unaudited statement of income for such quarter and a capitalization table.  In addition, Company agrees to provide Holder at any time and from time to time with such information as Holder may reasonably request for purposes of Holder’s compliance with regulatory, accounting and reporting requirements applicable to Holder.  Notwithstanding the foregoing, Company shall not be required to furnish to Holder the financial information described in this Section 18.6 in the event such financial information has been previously delivered to Lender pursuant to the Loan Agreement or filed with the SEC via EDGAR (but, rather than within the time frames specified in the preceding sentences of this Section 18.6, within the time frames required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules promulgated thereunder (or within the period permitted by Rule 12b-25(b)(2)(ii) promulgated under the Exchange Act)).

19.           Right to Purchase Securities in Future Financings. Except with respect to securities issued in connection with conversion of the MeetMoi Note, in connection with any equity or debt securities that Company may from time to time propose to offer or sell prior to the third anniversary of the Closing Date, Company hereby grants to Holder the right to invest up to the greater of $125,000 and such amount of cash as is required to enable Holder to purchase that number of any equity or debt securities as will enable Holder to own or acquire immediately after completion of such offering the same percentage of the securities of Company (on a fully diluted basis) as Holder owned and/or had the right to purchase (including under this Warrant, under any other warrant instrument held by Holder or any affiliate of Holder or otherwise with respect to any securities owned by Holder or any affiliate of Holder) immediately prior to commencement of such offering.  Holder shall not have any obligation to purchase Company’s securities in any such future sale(s).  In the event Holder exercises its purchase right set forth hereunder, Holder shall not have any obligation to purchase such securities, except pursuant to those definitive purchase documents executed by other purchasers in connection with the applicable offering, in which case Holder shall agree to be bound by all provisions set forth in such definitive purchase documents.  For avoidance of doubt, the right granted herein shall apply to all future sales of Company’s equity and debt securities (other than in connection with conversion of the MeetMoi Note) consummated by Company prior to the third anniversary of the Closing Date.  The right to purchase securities in future sales by Company thereof described in this Section 19 shall survive the payment and satisfaction of all of Company’s Obligations to Lender, notwithstanding anything to the contrary set forth in any other Loan Document executed or delivered by Company or Lender after the date hereof.  Holder shall be entitled to apportion the rights hereby granted to it among itself and any affiliate of Holder in such proportions as Holder deems appropriate.

[remainder of this page intentionally left blank; signature page follows]

[Signature page to Warrant]

IN WITNESS WHEREOF, Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized as of the date of issuance set forth on the first page hereof.

MEETME, INC.

By:
Name:
Title:

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:           _____________________________

ÿ
The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, (1) See Below ________________ (_____) shares (the “Shares”) of Stock of __________ and herewith makes payment of _____________ Dollars ($________) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, _________, whose address is ___________.

ÿ	The undersigned hereby elects to convert ______ percent (__%) of the value of the Warrant pursuant to the provisions of Section 1(b) of the Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 17 of this Warrant and by its signature below hereby makes such representations and warranties to Company.

Dated ______________________ Holder: ______________________ By: ______________________ Its: ______________________ (Address) __________________________ __________________________

(1)
Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be issuable upon exercise.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned, the holder of the within Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Stock covered thereby set forth herein below, unto:

Name of Assignee	Address	No. of Shares

Dated ______________________ Holder: ______________________ By: ______________________ Its: ______________________

EXHIBIT “A”

[On letterhead of Company]

Reference is hereby made to that certain Warrant dated April [___], 2013, issued by MEETME, INC., a Delaware corporation (the “Company”), to VENTURE LENDING & LEASING VI, LLC, a Delaware limited liability company (the “Holder”).

[IF APPLICABLE]  The Warrant provides that the actual number shares of Company’s Stock issuable upon exercise of the Warrant is to be determined by reference to one or more events or conditions subsequent to the issuance of the Warrant.  Such events or conditions have now occurred or lapsed, and Company wishes to confirm the actual number of shares issuable and the initial exercise price.  The provisions of this Supplement to Warrant are incorporated into the Warrant by this reference, and shall control the interpretation and exercise of the Warrant

[IF APPLICABLE]  Notice is hereby given pursuant to Section 4.5 of the Warrant that the following adjustment(s) have been made to the Warrant:  [describe adjustments, setting forth details regarding method of calculation and facts upon which calculation is based].

This certifies that Holder is entitled to purchase from Company __________________________ (____________) fully paid and nonassessable shares of Company's Common Stock at a price of _________________________ Dollars ($__________) per share (the “Stock Purchase Price”).  The Stock Purchase Price and the number of shares purchasable under the Warrant remain subject to adjustment as provided in Section 4 of the Warrant.

Executed this ___ day of ________________, 20_____.

MEETME, INC.

By:

Name:

Title:

EXHIBIT “E”

FORM OF LANDLORD WAIVER

AGREEMENT

In order to induce each of VENTURE LENDING & LEASING VI, INC. and VENTURE LENDING & LEASING VII, INC. (each, a “Lender” and together, “Lenders”) to, among other things, provide financing, which is secured by certain equipment and other personal property assets (collectively, “Equipment”), to MEETME, INC., a Delaware corporation (“Tenant”), pursuant to one or more Loan and Security Agreements, between each Lender and Tenant, and any supplements, extensions, renewals and replacements thereof (individually and collectively, the “Loan Agreement”), some or all of which Equipment may be located upon that certain real property located at [_____________________________________] (the “Real Property”), the undersigned declares and agrees as follows:

1.           The undersigned has an interest in the Real Property as owner, operator and/or landlord.

2.           The undersigned agrees that the Equipment shall at all times be deemed personal property, even though it may be placed on or affixed to the Real Property.  Each Lender shall have the right, at all reasonable times, to enter upon the Real Property to take possession and dispose of the Equipment pursuant to the terms of the Loan Agreement or otherwise, free of any claim to, interest in, or lien on the Equipment in favor of the undersigned; provided that if a Lender in removing the Equipment damages any improvements of the undersigned on the Real Property, such Lender will, at its own expense, cause the same to be repaired.

3.           Any right or interest in the Equipment that the undersigned now has or may hereafter acquire because of the location or installation of the Equipment on the Real Property or otherwise is hereby made subject, subordinate and inferior to the rights of each Lender to the Equipment under the terms of the Loan Agreement; provided, that the undersigned shall continue to retain all rights to bring an action in unlawful detainer and trespass against Tenant for nonpayment of its lease or any other breaches of agreements with the undersigned, subject to each Lender’s rights with respect to the Equipment.

4.           Each reference herein to each Lender and the undersigned shall be deemed to include their respective successors and assigns, all of whom shall be bound by and entitled to the benefits of the provisions hereof.

Executed this ________ day of ________________, 2013.

(please print or type name)

By:

Address for Notices
__________________________________ __________________________________ Attention: _________________________ Phone: ____________________________ Fax: ______________________________

EXHIBIT “F”

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement (this “Agreement”) is made as of April 29, 2013, by and between MEETME, INC., a Delaware corporation (“Grantor”), and VENTURE LENDING & LEASING VI, INC. (“VLL6”) and VENTURE LENDING & LEASING VII, INC. (“VLL7”), both Maryland corporations (sometimes referred to herein individually or together as “Secured Party”).

RECITALS

A.           Pursuant to that certain Loan and Security Agreement of even date herewith (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Loan Agreement”) between Grantor, as borrower, and each of VLL6 and VLL7, as lender, VLL6 and VLL7 agreed to make certain advances of money and to extend certain financial accommodations to Grantor (the “Loans”) in the amounts and manner set forth in the Loan Agreement.  All capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B.           Secured Party is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Secured Party a security interest in substantially all of Grantor’s personal property whether presently existing or hereafter acquired.  To that end, Grantor has executed in favor of Secured Party the Loan Agreement granting a security interest in all Collateral, and is executing this Agreement with respect to certain items of Intellectual Property, in particular.

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

Grant of Security Interest.  As collateral security for the prompt and complete payment and performance of all of Grantor’s present or future Obligations, Grantor hereby grants a security interest and mortgage to Secured Party, as security, in and to Grantor’s entire right, title and interest in, to and under the following Intellectual Property,  now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires any interest (all of which shall collectively be called the “Collateral” for purposes of this Agreement):

Any and all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country;  all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, and State thereof or any other country;  all continuations, renewals, or extensions thereof; and any registrations to be issued under any pending applications, including without limitation those set forth on Exhibit A attached hereto (collectively, the “Copyrights”);

All letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country;  all reissues, continuations, continuations-in-part or extensions thereof;  all petty patents, divisionals, and patents of addition; and all patents to be issued under any such applications, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the “Patents”);

All trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, and  reissues, extensions or renewals thereof, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the “Trademarks”);

Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

Notwithstanding the foregoing the term “Collateral” shall not include:  (a) “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, but only to the extent the granting of a security interest in such “intent to use” trademarks would be contrary to applicable law or (b) any contract, instrument or chattel paper in which Grantor has any right, title or interest if and to the extent such contract, instrument or chattel paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Grantor therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such contract, instrument or chattel paper to enforce any remedy with respect thereto; provided, however, that the foregoing exclusion shall not apply if (i) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such contract, instrument or chattel paper, or (ii) such prohibition would be rendered ineffective pursuant to Sections 9-407(a) or 9-408(a) of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code) or principles of equity); provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the term “Collateral” shall include, and Grantor shall be deemed to have granted a security interest in, all its rights, title and interests in and to such contract, instrument or chattel paper as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Secured Party’s unconditional continuing security interest in and to all rights, title and interests of Grantor in or to any payment obligations or other rights to receive monies due or to become due under any such contract, instrument or chattel paper and in any such monies and other proceeds of such contract, instrument or chattel paper.

Covenants and Warranties.  Grantor represents, warrants, covenants and agrees as follows:

Grantor is now the sole owner of the Collateral, except for (i) exclusive or non-exclusive licenses or sublicenses granted by Grantor in the ordinary course of business and (ii) Permitted Liens;

During the term of this Agreement, Grantor will not transfer or otherwise encumber any interest in the Collateral, except for Permitted Liens and except for transfers otherwise permitted under the Loan Agreement;

To its knowledge, each of the granted Patents is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Collateral violates the rights of any third party;

Grantor shall deliver to Secured Party within thirty (30) days of the last day of each fiscal quarter, a report signed by Grantor, in form reasonably acceptable to Secured Party, listing  any Patents, Trademarks and Copyrights granted by the U.S. Patent & Trademark Office or the U.S. Copyright Office during such fiscal quarter;

Grantor shall use reasonable commercial efforts to (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights and (ii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public unless Borrower deems it to be in the best interest of Borrower’s business;

Grantor shall apply for registration (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable: (i) those intellectual property rights listed on Exhibits A, B and C hereto within thirty (30) days of the date of this Agreement; and (ii) those additional intellectual property rights developed or acquired by Grantor from time to time in connection with any product or service, prior to the sale or licensing of such product or the rendering of such service to any third party (including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B and C), except, in each case, with respect to such rights that Grantor determines in its sole but reasonable commercial judgment need not be registered to protect its own business interests.  Grantor shall, from time to time, execute and file such other instruments, and take such further actions as Secured Party may reasonably request from time to time to perfect or continue the perfection of Secured Party’s interest in the Collateral.  Grantor shall give Secured Party notice of all such applications or registrations; and

Except in the ordinary course of business, Grantor shall not enter into any agreement that would materially impair or conflict with Grantor’s obligations hereunder without Secured Party’s prior written consent, which consent shall not be unreasonably withheld.  Except in the ordinary course of business, Grantor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Grantor’s rights and interests in any property included within the definition of the Collateral acquired under such contracts, except for provisions in such material contracts as are referenced in the last paragraph of Section 1 of this Agreement.

Further Assurances; Attorney in Fact.

On a continuing basis, Grantor will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by Secured Party, to perfect Secured Party’s security interest in all Copyrights, Patents and Trademarks and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to Secured Party the grant or perfection of a security interest in all Collateral.

Grantor hereby irrevocably appoints Secured Party as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, from time to time in Secured Party’s discretion, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including (i) to modify, in its sole discretion, this Agreement without first obtaining Grantor’s approval of or signature to such modification by amending Exhibits A, B and C, hereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Grantor no longer has or claims any right, title or interest, (ii) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Grantor where permitted by law, and (iii) after the occurrence and during the continuance of an Event of Default, to transfer the Collateral into the name of Secured Party or a third party to the extent permitted under the California Uniform Commercial Code.

Events of Default.  The occurrence of an Event of Default under the Loan Agreement shall constitute an Event of Default under this Agreement.

Amendments.  This Agreement may be amended only by a written instrument signed by both parties hereto, except for amendments permitted under Section 3 hereof to be made by Secured Party alone.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

7.           Termination.  Upon the payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor.  Upon any such termination, Secured Party shall, at Grantor’s reasonable expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination

8.           Several Nature of Secured Party’s Obligations and Rights; Pari Passu Security Interests.  This Agreement is and shall be interpreted for all purposes as separate and distinct agreements between Grantor and VLL6, on the one hand, and Grantor and VLL7, on the other hand, and nothing in this Agreement shall be deemed a joint venture, partnership or other association between VLL6 and VLL7.  Each reference in this Agreement to “Secured Party” shall mean and refer to each of VLL6 and VLL7, singly and independent of one another.  Without limiting the generality of the foregoing, the covenants and other obligations of “Secured Party” under this Agreement are several and not joint obligations of VLL6 and VLL7, and all rights and remedies of “Secured Party” under this Agreement may be exercised by VLL6 and/or VLL7 independently of one another.  The security interests granted by Grantor to each of VLL6 and VLL7 hereunder and under the Loan Agreement shall be deemed to have been granted and perfected at the same time and shall be of equal priority.

Loan Agreement.  To the extent of any conflict between the provisions of this Agreement and the Loan Agreement, the terms of the Loan Agreement shall govern.

[Signature Pages Follow]

 [Signature page to Intellectual Property Security Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

GRANTOR:

Address of Grantor:	MEETME, INC.

100 Union Square Drive	By:
New Hope, PA 18938
Attn: General Counsel	Name:

Title:

Address of Secured Party:	SECURED PARTY:

VENTURE LENDING & LEASING VI, INC.

104 La Mesa Drive #102	By:
Portola Valley, CA 94028
Attn: Chief Financial Officer	Name:

Title:

Address of Secured Party:	SECURED PARTY:

VENTURE LENDING & LEASING VII, INC.

104 La Mesa Drive #102	By:
Portola Valley, CA 94028
Attn: Chief Financial Officer	Name:

Title: